EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2004, accompanying the consolidated financial statements and schedules of Encore Credit Corp. and Subsidiaries for the years ended December 31, 2003 and 2002, which is incorporated in this Registration Statement on Form S-11 (the “Registration Statement”). We consent to the incorporation in this Registration Statement of the aforementioned report.

/s/    GRANT THORNTON LLP

Los Angeles, California

August 12, 2004